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                                                                   EXHIBIT 23.4

            Consent of Independent Registered Public Accounting Firm


The Board of Directors and Shareholders
American Safety Insurance Holdings, Ltd.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.



/s/ KPMG LLP

Atlanta, Georgia

April 26, 2006